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                                                                   EXHIBIT 10.29

              SUMMARY OF NON-EMPLOYEE DIRECTOR COMPENSATION PROGRAM

1.   An annual retainer in the amount of $40,000 for each non-employee director.

2.   An additional annual retainer in the amount of $20,000 for the Lead
     Director.

3. A meeting fee of $1,000 for each Board or Committee meeting attended in person or telephonically, except that each member of the Audit Committee shall receive $1,500, rather than $1,000 for each Audit Committee meeting attended in person or telephonically.

4. An annual fee of $2,500 for each member of the Audit Committee, provided that the Chair of the Audit Committee shall receive $20,000, rather than $2,500 for such Committee service.

5. An annual fee of $10,000 for the Chair of the Compensation Committee, and an annual fee of $5,000 for the Chair of the Nominating & Governance Committee.

6. An annual fee of not to exceed $20,000 for the Chair of each Committee that may be established from time to time other than the Audit Committee, Compensation Committee, and Nominating & Governance Committee.

7. An annual restricted stock award of 1,500 shares to be made following the certification of the director election results from each annual meeting of the Company's stockholders to each non-employee director who then holds office. Each restricted stock award will be made pursuant to a restricted stock agreement adopted pursuant to the Company's 2003 Incentive Stock
     Plan (the "2003 Plan") (or an alternative plan upon the expiration of the 2003 Plan), providing that each award will vest one-third on the date of grant and one-third on each of the first and second anniversaries of the date of the grant. Vesting will be accelerated upon the director's retirement or the failure of the director to be re-nominated for election to the Board upon expiration of the director's current term in office. Each director will be entitled to receive any cash dividends paid with respect to shares subject to a restricted stock award, regardless of whether the award is fully vested.

8. A restricted stock award of 1,500 shares for each new non-employee director when the director joins the Board. The terms of this restricted stock award will match those of the annual restricted stock award described above.

9.   Reimbursement of expenses incurred by each director in attending meetings.